UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported) February 13, 2006
APARTMENT INVESTMENT AND MANAGEMENT COMPANY

(Exact name of registrant as specified in its charter)

MARYLAND	1-13232	84-1259577

(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
4582 SOUTH ULSTER STREET PARKWAY
SUITE 1100, DENVER, CO 80237

(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code (303) 757-8101
NOT APPLICABLE

(Former name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. Entry Into a Material Definitive Agreement.
     On February 13, 2006, the Board of Directors (the “Board”) of Apartment Investment and Management Company (“Aimco”) unanimously approved compensation for 2006 for the independent directors. For each of the independent directors, James N. Bailey, Richard S. Ellwood, J. Landis Martin, Thomas L. Rhodes and Michael A. Stein, 2006 compensation will consist of an annual fee of 3,000 shares of Aimco’s Class A Common Stock, which shares were awarded February 13, 2006 pursuant to Aimco’s 1997 Stock Award and Incentive Plan (the “1997 Plan”), a fee of $1,000 for attendance at each meeting of the Board, and a fee of $1,000 for attendance at each meeting of any committee thereof. This compensation reflects a reduction by 1,000 shares from the compensation awarded in 2005. Terry Considine, Aimco’s Chairman and Chief Executive Officer, who is the only Aimco director who is also part of management, is not an independent director and thus does not receive the fees indicated above.
     On February 13, 2006, in connection with its review and determination of year-end compensation, the Compensation and Human Resources Committee (the “Committee”) of the Aimco Board approved certain compensation arrangements related to Mr. Considine. In addition, the Committee, in conjunction with Mr. Considine, approved certain compensation arrangements related to Aimco’s four most highly compensated executive officers other than Mr. Considine: David Robertson, Executive Vice President and President and Chief Executive Officer of Aimco Capital; Paul J. McAuliffe, Executive Vice President; Harry Alcock, Executive Vice President and Chief Investment Officer; and Lance J. Graber, Executive Vice President — Aimco Capital.
     For 2005, year-end cash bonuses are as follows: Mr. Considine — none; Mr. Robertson — $235,236; Mr. McAuliffe — $1,000,000; Mr. Alcock — $780,000; and Mr. Graber — $198,750. These cash bonuses are scheduled to be paid on March 15, 2006. For those officers who have stock purchase loans that were extended prior to the effectiveness of the Sarbanes-Oxley Act of 2002, by the terms of such loans, half of the after tax amount of such cash bonuses will be applied against the balance due on any such loans. In addition, in 2006, Messrs. Robertson, Alcock and Graber are eligible for additional cash bonuses of up to $919,543, $750,000 and $501,250 respectively, subject to the closing of certain specified transactions during the first half of 2006. Mr. McAuliffe’s cash bonus is part of, and not in addition to, the arrangement previously disclosed on Aimco’s Current Report on Form 8-K dated May 25, 2005 (filed May 27, 2005).
     The Committee also approved certain equity awards made February 13, 2006 pursuant to the 1997 Plan as follows: Mr. Considine — 478,011 non-qualified stock options; Mr. Robertson — 46,902 shares of restricted stock; Mr. Alcock — 4,584 shares of restricted stock; and Mr. Graber — 23,507 shares of restricted stock. Mr. McAuliffe was not awarded any equity. The options have a term of ten years and have a strike price per share of $42.98, which is equal to the fair market value of Aimco’s Class A Common Stock on the grant date (per the 1997 Plan “fair market value” is defined as the closing price on the last trading day immediately prior to the grant date). The options were valued at approximately $5.23 per underlying share, based on a calculation by a nationally recognized independent investment bank using the Black-Scholes Option Pricing Model, which model may be used to measure compensation cost under Statement of Financial Accounting Standards No. 123 (revised 2004), Share-Based Payment (“FAS 123R”). The number of shares of restricted stock was determined based on the average of the high and low trading prices of Aimco’s Class A Common Stock on the New York Stock Exchange for the ten trading days immediately preceding the grant date, or $42.54. The stock options and the restricted stock vest ratably over five years beginning with the first anniversary of the grant date and are subject to acceleration of vesting upon Aimco’s achievement of funds from operations of at least four dollars ($4.00) per share in any single calendar year. For accounting purposes, the compensation cost related to the stock options and restricted stock is determined in accordance with FAS 123R based on the number of options multiplied by the $5.23 per share Black-Scholes valuation and the number of shares of restricted stock multiplied by the closing price of Aimco’s Class A Common Stock on the New York Stock Exchange on the grant date of $42.96. Such compensation cost generally will be recognized over the five-year vesting period, subject to accelerated recognition based on the achievement of the specified funds from operations target.
     For 2006, Mr. Considine’s base salary of $600,000 will be in the form of 115,385 non-qualified stock options, which grant was also made on February 13, 2006. The number of options was determined by dividing $600,000 by $5.20. This option grant will vest on the first anniversary of the grant date and shall be forfeited in its entirety and shall not be exercisable unless Aimco achieves $2.40 of adjusted funds from operations in 2006 (the “2006 AFFO Target”). The options have a term of ten years and have a strike price per share of $42.98, which is equal to the fair market value of Aimco’s Class A Common Stock on the grant date. These options were valued at approximately $5.20 per underlying share, based on a calculation by a nationally recognized independent investment bank using the Black-Scholes Option Pricing Model, which model may be used to measure compensation cost under FAS 123R. Base salary for 2006 for the others is as follows: Mr. Robertson — $350,000; Mr. Alcock — $350,000; Mr. Graber — $300,000. Mr. McAuliffe’s base salary for 2006 is $1 million, which amount is part of, and not in addition to, the arrangement previously disclosed on Aimco’s Current Report on Form 8-K dated May 25, 2005 (filed May 27, 2005).
     The Committee also made determinations of bonus potential for 2006 based on achievement of the objectives of Aimco’s 2006 approved operating plan, which includes specific transaction related goals and the 2006 AFFO Target, and achievement of specific individual objectives. If the plan is achieved, bonuses will be paid at a specific target achievement level as follows: Mr. Considine — $3.3 million; Mr. Robertson — $3.1 million; Mr. Alcock — $1.65 million; and Mr. Graber — $1.7 million. If the plan is not achieved or if individual performance so warrants, these target amounts will be decreased, and if the plan is exceeded or if individual performance so warrants, there may be discretionary increases to these target amounts. These bonuses may be paid in the form of cash, options or restricted stock.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.
     Dated: February 15, 2006

APARTMENT INVESTMENT AND MANAGEMENT COMPANY
/s/ Thomas M. Herzog
Thomas M. Herzog
Executive Vice President and Chief Financial Officer